UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2015

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36113

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2015, the Board of Directors (the “Board”) of Columbia Property Trust, Inc. (the “Company”) appointed David B. Henry to serve as an independent director of the Company, effective as of January 1, 2016. The Board has not yet appointed Mr. Henry to a committee of the Board.

Mr. Henry, age 66, is a 42-year veteran of the commercial real estate industry and has spent the majority of his career in executive leadership roles. Mr. Henry is currently vice chairman of the Board of Directors and chief executive officer of Kimco Realty Corporation (“NYSE: “KIM,” hereinafter, “Kimco”), the nation’s largest owner of neighborhood and community shopping centers. Mr. Henry has announced that he will retire from Kimco effective January 1, 2016. Mr. Henry joined Kimco in April 2001 as vice chairman and chief investment officer, served as its president from December 2008 through August 2014, and has served as CEO since December 2009. Prior to his career at Kimco, Mr. Henry spent 23 years with G.E. Capital Real Estate, the last five years of which he served as senior vice president and chief investment officer. He also served as chairman of G.E. Capital Investment Advisors. In addition to his service on the Kimco board, Mr. Henry currently serves as a director for HCP, Inc. (NYSE: “HCP”), a self-administered real estate investment trust investing primarily in real estate serving the healthcare industry in the United States; VEREIT, Inc. (NYSE: “VER”) a real estate investment trust primarily focused on single-tenant, freestanding, commercial real estate properties; and, effective January 1, 2016, Tanger Factory Outlet Centers, Inc. (NYSE: “SKT”) a real estate investment trust that owns and operates upscale outlet shopping centers throughout the United States and Canada. He is also a director of Fairfield County Bank and a member of the Real Estate Roundtable.  Mr. Henry is currently a trustee, and formerly the chairman, of the International Council of Shopping Centers and also serves as vice-chariman of the National Association of Real Estate Investment Trusts. Mr. Henry also serves on the real estate advisory boards of New York University and Baruch College and is a member of the Columbia University Real Estate Forum. Mr. Henry received a B.S. in Business Administration from Bucknell University and a M.B.A. from the University of Miami (FL).

The compensation for Mr. Henry’s service as non-employee director will be consistent with that of the Company’s other non-employee directors. Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Henry or any other person pursuant to which Mr. Henry was appointed as director. Mr. Henry is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: November 5, 2015	By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer